CECO ENVIRONMENTAL REPORTS THIRD QUARTER 2023 RESULTS

Record Revenue, Backlog, Gross Profit and Cash Flow Dollars

Company Raises Full Year 2023 Outlook and Introduces 2024 Guidance

DALLAS (November 7, 2023) -- CECO Environmental Corp. (Nasdaq: CECO) ("CECO"), a leading environmentally focused, diversified industrial company whose solutions protect people, the environment, and industrial equipment, today reported its financial results for the third quarter of 2023.

Highlights for the Quarter(1)

•
Orders of $145.5 million, up 43 percent; Record backlog of $394.0 million, up 42 percent
•
Revenue of $149.4 million, up 38 percent; Net income of $3.3 million, up 74 percent; Non-GAAP net income of $7.6 million, up 7 percent
•
Gross profit of $43.1 million, up 33 percent
•
Adjusted EBITDA of $15.1 million, up 64 percent
•
GAAP EPS (diluted) of $0.09, compared to $0.06; Non-GAAP EPS (diluted) of $0.22, compared to $0.20

(1) All comparisons are versus the comparable prior year period, unless otherwise stated.

Reconciliations of GAAP (reported) to non-GAAP measures are in the attached financial tables.

“Our third quarter results reflect the strong execution our global teams continue to demonstrate as we solve our diverse customers’ critical needs in industrial air, industrial water, and the energy transition. We delivered several impressive records including the highest revenue, gross profit, and cash flow dollars of any quarter in the company’s history. I want to thank the team for successfully completing the acquisition of Kemco Systems in the quarter, which is an excellent addition to the leadership position we continue to build in the industrial water markets,” said CECO’s Chief Executive Officer, Todd Gleason. “Our teams continue to work through supply chain challenges and negative mix, which impacted our gross margins in the quarter, but adjusted EBITDA margin expansion was up over 150 basis points versus the prior year. We closed the quarter with a record $394 million in backlog, setting us up for a strong finish to 2023 and a great start to 2024.”

Third quarter operating income was $7.9 million, up $5.1 million compared to $2.8 million in the third quarter of 2022. On an adjusted basis, non-GAAP operating income was $12.8 million, up $5.5 million versus $7.3 million in the third quarter of 2022. Net income was $3.3 million in the quarter, up $1.4 million compared to $1.9 million in the third quarter of 2022. Non-GAAP net income was $7.6 million, up $0.5 million compared to $7.1 million in the third quarter of 2022. Adjusted EBITDA of $15.1 million was up $5.9 million versus $9.2 million in the third quarter of 2022. Free cash flow in the quarter was $28.5 million, up $28.4 million compared to $0.1 million in the third quarter of 2022.

“Record third quarter results were a continuation of our strong recurring performance for well over a year now. On a trailing-twelve-month basis (“TTM”), our revenues are up 27 percent and Adjusted EBITDA is up 33 percent when compared to the year-over-year TTM basis. And, with a TTM book-to-bill ratio of 1.2, we have been building our backlog for sustainable growth,” added Gleason.

Company Financial Outlook: Raises 2023 Full Year and Introduces Full Year 2024

The Company updated its full year 2023 guidance to reflect revenue between $525 and $550 million, up approximately 25% year over year, and adjusted EBITDA between $55 and $57 million, up approximately 33% year over year. The updated expected full year revenue and adjusted EBITDA guidance are compared to the previous outlook, provided in September, for revenues to exceed $525 million and adjusted EBITDA to exceed $55 million.

The Company also introduced its full year 2024 guidance of $575 to $600 million in revenue, up 10% year over year, at the midpoint; and its expected adjusted EBITDA to be $65 to $70 million, up approximately 21% year over year, at the midpoint. Free cash flow is expected to be 50% to 70% of the full year adjusted EBITDA guidance range.

“We are increasing our 2023 guidance, for the fourth quarter and full year, which reflects the confidence we have in our visibility including our record backlog, our strong sales pipeline, and our team’s outstanding execution driving performance across each of our acquisitions. We are also pleased to be able to share our current expectations for the upcoming year 2024 – which highlight sustainable double-digit top-line and continued bottom-line growth,” concluded Gleason.

EARNINGS CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the third quarter 2023 financial results. Please visit the Investor Relations portion of the website (https://investors.cecoenviro.com) to listen to the call via webcast. The conference call may also be accessed by dialing 888-346-4547 (Toll-Free) within the U.S., or +1-412-317-5251 (Toll-Required) outside the U.S.

A replay of the conference call will be available on the Company’s website for a period of one year. The replay may also be accessed by dialing 877-344-7529 (Toll-Free) within the U.S., or +1-412-317-0088 (Toll-Required) outside the U.S. and entering access code 9439376.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading environmentally focused, diversified industrial company, serving the broad landscape of industrial air, industrial water and energy transition markets globally by providing innovative solutions and application expertise. CECO helps companies grow their business with safe, clean, and more efficient solutions that help protect people, the environment and industrial equipment. CECO solutions improve air and water quality, optimize emissions management, and increase energy efficiency for highly-engineered applications in power generation, midstream and downstream hydrocarbon processing and transport, electric vehicle production, polysilicon fabrication, semiconductor and electronics, battery production and recycling, specialty metals and steel production, beverage can, and water/wastewater treatment and a wide range of other industrial end markets. CECO is listed on Nasdaq under the ticker symbol "CECO." Incorporated in 1966, CECO’s global headquarters is in Dallas, Texas. For more information, please visit www.cecoenviro.com.

Company Contact:

Peter Johansson

Chief Financial and Strategy Officer
888-990-6670

investor.relations@onececo.com

Investor Relations Contact:

Steven Hooser and Jean Marie Young

Three Part Advisors, LLC

214-872-2710

investor.relations@onececo.com

News Media:

Kimberly Plaskett

Corporate Communications Director

CECO-Communications@OneCECO.com

# # #

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)	(unaudited) September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$47,583	$45,522
Restricted cash	753	1,063
Accounts receivable, net	112,433	83,086
Costs and estimated earnings in excess of billings on uncompleted contracts	64,856	71,016
Inventories, net	37,911	26,526
Prepaid expenses and other current assets	15,266	12,174
Prepaid income taxes	6,583	1,271
Total current assets	285,385	240,658
Property, plant and equipment, net	25,010	20,828
Right-of-use assets from operating leases	13,849	11,373
Goodwill	209,825	183,197
Intangible assets – finite life, net	52,340	35,251
Intangible assets – indefinite life	9,514	9,508
Deferred income taxes	801	829
Deferred charges and other assets	3,333	3,077
Total assets	$600,057	$504,721
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$4,726	$3,579
Accounts payable	94,236	73,407
Accrued expenses	44,154	33,791
Billings in excess of costs and estimated earnings on uncompleted contracts	54,209	32,716
Notes payable	2,500	—
Income taxes payable	3,473	3,207
Total current liabilities	203,298	146,700
Other liabilities	14,652	15,129
Debt, less current portion	135,273	107,625
Deferred income tax liability, net	7,591	8,666
Operating lease liabilities	9,101	8,453
Total liabilities	369,915	286,573
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 34,811,077 and 34,381,668 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	347	344
Capital in excess of par value	253,613	250,174
Accumulated loss	(10,266)	(19,298)
Accumulated other comprehensive loss	(18,251)	(17,996)
Total CECO shareholders' equity	225,443	213,224
Noncontrolling interest	4,699	4,924
Total shareholders' equity	230,142	218,148
Total liabilities and shareholders' equity	$600,057	$504,721

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2023	2022	2023	2022
Net sales	$149,390	$108,414	$391,134	$306,225
Cost of sales	106,269	75,988	273,303	215,696
Gross profit	43,121	32,426	117,831	90,529
Selling and administrative expenses	30,439	25,166	86,082	66,806
Amortization and earnout expenses	1,968	2,039	5,988	4,939
Acquisition and integration expenses	1,386	1,287	2,210	3,827
Executive transition expenses	1,258	1,161	1,417	1,161
Restructuring expenses	217	—	217	73
Income from operations	7,853	2,773	21,917	13,723
Other (expense) income, net	(216)	1,276	(670)	2,754
Interest expense	(3,340)	(1,569)	(9,498)	(3,489)
Income before income taxes	4,297	2,480	11,749	12,988
Income tax expense	585	314	1,577	3,287
Net income	3,712	2,166	10,172	9,701
Noncontrolling interest	382	223	1,140	579
Net income attributable to CECO Environmental Corp.	$3,330	$1,943	$9,032	$9,122
Earnings per share:
Basic	$0.10	$0.06	$0.26	$0.26
Diluted	$0.09	$0.06	$0.26	$0.26
Weighted average number of common shares outstanding:
Basic	34,771,742	34,455,657	34,612,163	34,791,129
Diluted	35,301,429	34,871,313	35,215,843	35,035,041

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine months ended September 30,
(in thousands)	2023	2022
Cash flows from operating activities:
Net income	$10,172	$9,701
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,769	7,609
Unrealized foreign currency (loss) gain	(138)	2,525
Fair value adjustment to earnout liabilities	296	—
Earnout payments	—	(1,007)
Gain (loss) on sale of property and equipment	43	(7)
Debt discount amortization	271	279
Share-based compensation expense	3,096	2,859
Bad debt expense	154	823
Inventory reserve expense	526	115
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(25,961)	(15,772)
Costs and estimated earnings in excess of billings on uncompleted contracts	6,006	(4,846)
Inventories	(10,395)	(4,620)
Prepaid expense and other current assets	(8,228)	(1,900)
Deferred charges and other assets	(268)	2,311
Accounts payable	21,162	13,050
Accrued expenses	7,868	4,598
Billings in excess of costs and estimated earnings on uncompleted contracts	19,330	6,567
Income taxes payable	261	(51)
Other liabilities, net	(3,473)	(2,538)
Net cash provided by operating activities	29,491	19,696
Cash flows from investing activities:
Acquisitions of property and equipment	(5,511)	(2,367)
Net proceeds from sale of assets	—	7
Net cash paid for acquisitions	(48,102)	(44,900)
Net cash used in investing activities	(53,613)	(47,260)
Cash flows from financing activities:
Borrowings on revolving credit lines	94,200	73,600
Repayments on revolving credit lines	(63,200)	(35,900)
Borrowing on long-term debt	—	11,000
Repayments of long-term debt	(2,478)	(2,294)
Deferred financing fees paid	—	(130)
Deferred consideration paid for acquisitions	(1,247)	—
Payments on finance leases and financing liability	(680)	(444)
Earnout payments	(1,496)	—
Proceeds from employee stock purchase plan and exercise of stock options	1,435	169
Noncontrolling interest distributions	(1,364)	(1,201)
Common stock repurchased	—	(6,558)
Net cash provided by financing activities	25,170	38,242
Effect of exchange rate changes on cash, cash equivalents and restricted cash	703	(6,459)
Net increase in cash, cash equivalents and restricted cash	1,751	4,219
Cash, cash equivalents and restricted cash at beginning of period	46,585	31,995
Cash, cash equivalents and restricted cash at end of period	$48,336	$36,214
Cash paid during the period for:
Interest	$8,531	$3,239
Income taxes	$8,633	$3,566

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three months ended September 30,		Nine months ended September 30,
(in millions, except ratios)	2023	2022	2023	2022
Operating income as reported in accordance with GAAP	$7.9	$2.8	$21.9	$13.7
Operating margin in accordance with GAAP	5.3%	2.6%	5.6%	4.5%
Amortization and earnout expenses	2.0	2.0	6.0	4.9
Acquisition and integration expenses	1.4	1.3	2.2	3.8
Executive transition expenses	1.3	1.2	1.4	1.2
Restructuring expenses	0.2	—	0.2	0.1
Non-GAAP operating income	$12.8	$7.3	$31.7	$23.7
Non-GAAP operating margin	8.6%	6.7%	8.1%	7.7%

	Three months ended September 30,		Nine months ended September 30,
(in millions, except share data)	2023	2022	2023	2022
Net income as reported in accordance with GAAP	$3.3	$1.9	$9.0	$9.1
Amortization and earnout expenses	2.0	2.0	6.0	4.9
Acquisition and integration expenses	1.4	1.3	2.2	3.8
Executive transition expenses	1.3	1.2	1.4	1.2
Restructuring expenses	0.2	—	0.2	0.1
Foreign currency remeasurement	0.8	2.5	(0.1)	2.5
Tax benefit expense of adjustments	(1.4)	(1.8)	(2.4)	(3.1)
Non-GAAP net income	$7.6	$7.1	$16.3	$18.5
Depreciation	1.2	0.9	3.5	2.7
Non-cash stock compensation	1.2	1.1	3.1	2.9
Other (income) expense	(0.6)	(3.8)	0.8	(5.3)
Interest expense	3.3	1.6	9.5	3.5
Income tax expense	2.0	2.1	4.0	6.4
Noncontrolling interest	0.4	0.2	1.1	0.6
Adjusted EBITDA	$15.1	$9.2	$38.3	$29.3

Earnings per share:
Basic	$0.10	$0.06	$0.26	$0.26
Diluted	$0.09	$0.06	$0.26	$0.26

Non-GAAP net income per share:
Basic	$0.22	$0.21	$0.47	$0.54
Diluted	$0.22	$0.20	$0.46	$0.53

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2023	2022	2023	2022
Net cash provided by operating activities	$30.1	$1.0	$29.5	$19.7
Earnout payments (within operating activities)	—	—	—	1.0
Acquisitions of property and equipment	(1.6)	(0.9)	(5.5)	(2.4)
Free cash flow	$28.5	$0.1	$24.0	$18.3

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as we believe that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to better compare the Company's results over multiple periods. Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP. Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow stated in the tables above are reconciled to the most directly comparable GAAP financial measures.

Non-GAAP measures presented on a forward-looking basis were not reconciled to the comparable GAAP financial measures because the reconciliation could not be performed without unreasonable efforts. The GAAP measures are not accessible on a forward-looking basis because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. The unavailable information could have a significant impact on our GAAP financial results.

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and may be included in subsequently filed Quarterly Reports on Form 10-Q, and include, but are not limited to: the sensitivity of our business to economic and financial market conditions generally and economic conditions in our service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; the effect of growth on our infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation as a result of on-going or worsening supply chain challenges; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges, and rising energy costs; inflationary pressures relating to rising raw material costs and the cost of labor; the substantial amount of debt incurred in connection with our strategic transactions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; our ability to repurchase shares of our common stock and the amounts and timing of repurchases, if any; our ability to successfully realize the expected benefits of our restructuring program; our ability to successfully integrate acquired businesses and realize the synergies from strategic transactions; the unpredictability and severity of catastrophic events, including cyber security threats, acts of terrorism or outbreak of war or hostilities or public health crises, as well as management’s response to any of the aforementioned factors; and our ability to remediate our material weaknesses, or any other material weakness that we may identify in the future that could result in material misstatements in our financial statements. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.